Exhibit 10.29

                              AMENDMENT TO THE
                          MUELLER INDUSTRIES, INC.
                         DEFERRED COMPENSATION PLAN

              WHEREAS, the Board of Directors of the Company (the "Board") has determined to amend the Mueller Industries, Inc. Deferred Compensation Plan (amended and restated, effective as of December 1, 2000) (the "Plan") (i) to provide that no deferral elections under the Plan may be made with respect to compensation to be earned during and after the 2005 Plan Year, and (ii) to provide Participants with the right to receive a distribution of all or a portion of their account balance under the Plan during the 2005 Plan Year.

              NOW, THEREFORE, the Plan is hereby amended as follows:

              1.     By adding the following new section 11.5 to Article 11:
              "Cessation of Further Deferrals and Termination of Account
               Balances in 2005.

              (a) Notwithstanding anything herein to the contrary, effective as of December 31, 2004, the Plan shall be frozen and no further deferrals may be made hereunder. All deferral elections that were made under the Plan for compensation to be earned in 2005 shall be cancelled.

              (b) A Participant may make a one-time election prior to December 9, 2005 to receive a distribution of all or a portion of his or her Account Balance under the Plan (a "2005 Distribution"). An election to receive a 2005 Distribution must be delivered to the Committee, in a form prescribed by the Committee, no later than December 9, 2005. In the event that a Participant elects a 2005 Distribution, the Participant shall receive a payment equal to that portion of the Participant's Account Balance so elected on or before December 31, 2005. Earnings on that portion of a Participant's Account Balance distributed shall be credited through the date of distribution. The full amount of any 2005 Distribution, subject to applicable withholding, shall be included in the Participant's income for calendar year 2005."

              2. Except as modified by this Amendment, all of the terms and conditions of the Plan shall remain valid and in full force and effect.

              IN WITNESS WHEREOF, the undersigned, a duly authorized officer of the Company, has executed this instrument as of the 15th day of December 2005 on behalf of the Board.


                                       By:___________________________
                                       Name:  Gary C. Wilkerson
                                       Title: Vice President, General Counsel &
                                       Secretary